Federated Administrative
             Services

                                          FEDERATED INVESTORS TOWER
                                          PITTSBURGH, PA 15222-3779
                                          412-288-1900
                                          September 15, 1995


Automated Government Money Trust
Federated Investors Tower
Pittsburgh, Pennsylvania  15222-3779

Gentlemen:

     You have requested my opinion for use in conjunction with a Rule 24f-2 Notice for Automated Government Money Trust (the "Trust") to be filed in respect of shares of the Trust (the "Shares") sold for the fiscal year ended July 31, 1995, pursuant to the Trust's registration statement filed with the Securities and Exchange Commission (the "SEC') under the Securities Act of 1933 (File No. 2-77822) (the "Registration Statement").

     In the Registration Statement, the Trust elected to register an indefinite number of shares pursuant to the provisions of Investment Company Act Rule 24f-2.

     As counsel, I have participated in the preparation and filing of the Trust's amended Registration Statement under the Securities Act of 1933. Further, I have examined and am familiar with the provisions of the Declaration of Trust dated
June 1, 1982 (the "Declaration of Trust"), the Bylaws of the Trust and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

     On the basis of the foregoing, it is my opinion that the Shares sold for the fiscal year ended July 31, 1995, registration of which the Rule 24f-2 Notice makes definite in number, were legally issued, fully paid, and non-assessable by the Trust.

     I hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice referred to above, the Registration Statement of the Trust, and to any application or registration statement filed under the securities laws of any of the States of the United States.

     The foregoing opinion is limited to the federal laws of the United States and the laws of the Commonwealth of Massachusetts, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.


                                   Very truly yours,


                                   /s/Robert C. Rosselot
                                   Robert C. Rosselot
                                   Fund Attorney